Exhibit 10.4

MATINAS BIOPHARMA HOLDINGS, INC.

July 10, 2026

Holder of Warrants Issued in February 2025 and April 2025

Re:	Inducement Offer to Exercise Warrants Holder of Warrants Issued in February 2025 and April 2025

Dear Holder:

Matinas BioPharma Holdings, Inc. (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) the opportunity to receive new warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in consideration for exercising for cash the Company’s (a) warrants to purchase shares of Common Stock issued to you on February 13, 2025 and/or (b) warrants to purchase shares of Common Stock, issued to you on April 8, 2025 (clauses (a) and (b) collectively, the “Existing Warrants”), as set forth on the signature page hereto. The resale of the shares of Common Stock underlying the Existing Warrants (the “Existing Warrant Shares”) have been registered pursuant to a registration statement on Form S-3 (File No. 333-286686) ( the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the resale of the Existing Warrant Shares. The original exercise price of the Existing Warrants was $0.6446 per share and based on certain anti-dilution adjustments, the current exercise price of the Existing Warrants is $0.35 per share (“Current Exercise Price”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined herein).

In consideration for cash exercising all or a portion of the Existing Warrants held by Holder as set forth on the Holder’s signature page hereto at the Current Exercise Price (the “Warrant Exercise”) on or before the Execution Time (as defined below), the Company hereby offers to sell you new unregistered Common Stock purchase warrants (the “New Warrants”) pursuant to an unregistered transaction in compliance with Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to a number of shares (the “New Warrant Shares”) of Common Stock equal to 100% of the number of Warrant Shares issued pursuant to each Warrant Exercise hereunder, which New Warrants shall be substantially in the form as set forth in Exhibit A hereto, will be exercisable at any time on or after the Stockholder Approval Date and expire five (5) years immediately following the Stockholder Approval Date, and shall have an exercise price per share equal to $0.35, subject to adjustments as provided in the New Warrants.

The New Warrant certificate(s) will be delivered at Closing (as defined below), and such New Warrants, together with any underlying shares of Common Stock issued upon exercise of the New Warrants, will, unless and until their sales are registered under the Securities Act, contain customary restrictive legends and other language typical for a restricted warrant and restricted shares. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Existing Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Existing Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the cash payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto. For the avoidance of doubt, the determination of which portion of the Existing Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether an Existing Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties (as such terms are defined in the Existing Warrants) and of which portion of an Existing Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of an Exiting Warrant that are in non-compliance with the Beneficial Ownership Limitation.

ThinkEquity LLC, an SEC-registered broker-dealer and a member of the Financial Industry Regulatory Authority (FINRA), is acting as the Company’s exclusive warrant solicitation agent for this offering (the “Solicitation Agent”). Pursuant to a Warrant Solicitation Agreement with the Company, the Solicitation Agent is entitled to receive a cash fee equal to 10% of the aggregate gross cash proceeds received by the Company from the exercise of the Existing Warrants, warrant coverage equal to 5%, together with an expense reimbursement.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter agreement below, with such acceptance constituting Holder’s exercise of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrant Exercise Price”) on or before the close of business on July 10, 2026, which period can be extended by the mutual agreement of the Company and the Solicitation Agent (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws). Each Holder acknowledges that it has had the opportunity to review the Company’s SEC Reports (as defined below), including the risk factors contained therein as well as the risk factors set forth on Exhibit B hereto.

Each Holder acknowledges that in connection with the transactions contemplated by the Business Combination Agreement (as defined below) and the transactions contemplated by the Securities Purchase Agreement, by and between the Company and the purchasers signatory thereto, dated as of the date hereof (the “PIPE”), it has received a summary of certain terms of such transactions as of the date hereof. Such summary is preliminary in nature, is not complete, is subject to change and may not contain all information about the Business Combination Agreement and the PIPE that such Holder may be interested in obtaining, including, without limitation, detailed financial information regarding the Business Combination Agreement, the counterparty thereto or the PIPE that such Holder may deem material or desirable in making its investment decision. No representation or warranty, express or implied, is made by the Company or any of its Affiliates as to the accuracy or completeness of such summary. The Company makes no representation that it possesses or has access to any particular information regarding the counterparty to the Business Combination Agreement and shall have no obligation to obtain, request or disclose any information regarding such counterparty that is not in its possession or control or that it is prohibited from disclosing pursuant to applicable law, contractual restrictions or confidentiality obligations. Such Holder further acknowledges that it has been afforded the opportunity to request additional information from the Company regarding the Business Combination Agreement and the counter- party to such transaction and the PIPE and, to the extent any such information is in the possession or control of the Company or may be obtained by the Company without unreasonable effort or expense and may be disclosed by the Company without violating applicable law, contractual restrictions or confidentiality obligations, the Company shall respond to such requests in good faith. Such Holder acknowledges that information provided in response to any such request with respect to the Business Combination Agreement or the PIPE may constitute material non-public information. In that regard, the Company hereby agrees to publicly disclose any material non-public information that is shared with Holders requesting information on the Business Combination Agreement, the PIPE or otherwise promptly in a Current Report on Form 8-K to be filed with the Commission in connection with the execution of the Business Combination Agreement, this letter agreement, the transactions contemplated by the PIPE and related transactions.

The Holder understands that the issuance of the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THE OFFER AND SALE OF THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issuable free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend, along with such certificate(s) or other documentation reasonably requested by the Company’s counsel and/or the Transfer Agent (within one (1) Trading Day following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares, which request shall include the form of representation letter requested by this sentence), including a customary representation letter, in form and substance reasonably acceptable to the Company’s counsel and/or the Transfer Agent (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of shares of Common Stock.

If this offer is accepted and this letter agreement is executed by the Execution Time, then (i) as promptly as possible following the Execution Time, but in any event not later than the second (2nd) Trading Day following the Execution Time, the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby and (ii) as promptly as possible following the Execution Time, but in any event no later than the time required by the Exchange Act, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including the filing with the Commission of this letter agreement as an exhibit thereto. From and after the dissemination of such press release, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the dissemination of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Existing Warrant Shares shall be issued at Closing free of any legends or restrictions on resale by Holder.

The rights and obligations of each Holder shall be several and not joint with those of any other Holder, and no participating Holder shall be responsible in any way for the performance of any other Holder.

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Exiting Warrant Shares. This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflict of law.

No later than the second (2nd) Trading Day following the Execution Time, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Payment for the Warrant Shares shall be made to the Company by the Holders pursuant to the terms of the Existing Warrants. The Company shall issue the Existing Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to Holders. The date of the Closing of the Warrant Exercise shall be referred to as the “Closing Date.”

The Solicitation Agent is acting as a solicitation agent in connection with the transactions contemplated hereby and may, among other duties, respond to investor inquiries and provide information made available by the Company in its public filings or otherwise authorized for use in connection with this transaction. The Solicitation Agent has not independently verified the information contained in the Company’s SEC Reports and does not make any representation or warranty as to the completeness or accuracy thereof.

The Solicitation Agent is not providing investment advice or making any recommendation as to whether any Holder should exercise its Existing Warrants or otherwise participate in the transactions contemplated hereby, and each Holder is responsible for conducting its own independent investigation and evaluation of the Company and this transaction.

[COMPANY SIGNATURE PAGE FOLLOWS]

Sincerely yours,

MATINAS BIOPHARMA HOLDINGS, INC.

By:
Name:	Jerome D. Jabbour
Title	Chief Executive Officer

[Holder Signature Page Follows]

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Number of Existing Warrants: __________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price ($0.35 per Warrant Share) being exercised contemporaneously with signing this letter agreement: _________________

Existing Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

New Warrants: _______________ (100% warrant coverage)

New Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

[Holder signature page to MTNB Inducement Offer Letter]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith, other than in connection with the Required Approvals (as defined below). This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, other than those set forth in the SEC Reports, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

e)	Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the NYSE American LLC.

f)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (iv) Stockholder Approval and (v) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

g)	Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

i)

Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

j)	Registration Obligations. The Company agrees that, in connection with that certain Business Combination Agreement, to be entered into by and among the Company, GH Power Inc., a corporation organized under the laws of Ontario, 1001550000 ONTARIO INC., a corporation organized under the laws of Ontario, 1001550002 ONTARIO INC., a corporation organized under the laws of Ontario, and MBH Merger Sub, Inc., a Delaware corporation (the “Business Combination Agreement”), a summary of terms of which has been made available to the Holder, the Company intends to file a registration statement on Form F-4 (the “F-4 Registration Statement”) with the Commission. Subject to the requirements of the Securities Act and applicable rules and regulations of the Commission, the Company shall use commercially reasonable efforts to include in the F-4 Registration Statement all of the New Warrant Shares. In the event that (i) all of the New Warrant Shares are not included in the F-4 Registration Statement, (ii) the F-4 Registration Statement is not declared effective or (iii) the transactions contemplated by the Business Combination Agreement are not consummated, then from and after such time, the Holders shall be entitled to customary piggyback registration rights with respect to the New Warrant Shares, such that if the Company proposes to file a registration statement under the Securities Act for the offer and sale of any of its equity securities (other than on Form S-4 or Form F-4, on Form S-8 (or any successor forms thereto), or in connection with any dividend reinvestment plan or similar employee benefit plan), the Company shall give prompt written notice thereof to the Holders and shall include in such registration statement all or any portion of the New Warrant Shares requested to be included by the Holders, subject to customary underwriter cutbacks; provided, however, that any such cutbacks shall be applied pro rata among all holders of piggyback registration rights based upon the number of New Warrant Shares requested to be included in such registration statement. The Company shall use commercially reasonable efforts to remain current in its reporting obligations under the Exchange Act and to take such actions as are reasonably necessary to enable the Holders to sell the New Warrant Shares pursuant to Rule 144.

k)

Stockholder Approval Obligations. The Company shall hold an annual or special meeting of its stockholders (each, an “Approval Meeting”) for the purpose of obtaining Stockholder Approval (as defined in the New Warrant). The initial Approval Meeting shall occur in connection with the approval of the transactions contemplated by the Business Combination Agreement. The Company’s Board of Directors shall recommend that the Company’s stockholders vote in favor of the proposals necessary to obtain the Stockholder Approval, and the Company shall use commercially reasonable efforts to solicit proxies in favor of such proposals in the same manner as it solicits proxies for other management proposals included in the applicable proxy statement. All management-appointed proxyholders shall vote their proxies in favor of such proposals. In the event the Stockholder Approval has not been obtained by December 31, 2026, the Company shall file a preliminary proxy statement for a special meeting of stockholders to obtain the Stockholder Approval no later than January 15, 2027. If Stockholder Approval is not obtained at such special meeting (or any subsequent Approval Meeting), the Company shall continue to use commercially reasonable efforts to obtain the Stockholder Approval and shall submit the matter for approval by its stockholders at each subsequent Approval Meeting held at intervals of not more than forty-five (45) days (to the extent permitted by applicable law, the rules and regulations of the Commission and the rules of the Trading Market) until the Stockholder Approval has been obtained. The Company’s Board of Directors shall continue to recommend that the Company’s stockholders vote in favor of the proposals necessary to obtain the Stockholder Approval at each such Approval Meeting, and the Company shall continue to use commercially reasonable efforts to solicit proxies in favor of such proposals at each such Approval Meeting, until the Stockholder Approval has been obtained.

Exhibit A

Form of Warrant

(Attached)

Exhibit B

Risk Factors

Investing in our securities involves a high degree of risk. In evaluating our business, investors should carefully consider the following risk factors, together with the other risk factors and other information contained in our SEC Reports. These risk factors contain, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below. The order in which the following risks are presented is not intended to reflect the magnitude of the risks described. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and prospects. In that case, the value of our securities could decline, and you may lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Capitalized terms used below shall have the respective meanings ascribed to such terms in the letter agreement.

The New Warrants are not exercisable until we obtain stockholder approval.

The New Warrants are not exercisable until we obtain stockholder approval. Although the Company intends to seek stockholder approval, there can be no assurance that such approval will be obtained. If stockholder approval is not obtained, the New Warrants may have no value.

An investment in our Company should be considered illiquid.

An investment in our Company requires a long-term commitment, with no certainty of return. Moreover, we cannot assure Holders that security analysts will provide coverage of our Company if we successfully consummate our Proposed Business Combination (as defined below). You should not invest in our securities based on an assumption that the Proposed Business Combination will be consummated or that the Proposed Business Combination will provide liquidity in the near term.

The New Warrants are restricted securities and are not freely transferable.

Although the Company’s common stock is already publicly traded, there is no public market for the New Warrants, and we do not expect one to develop. Even after the Proposed Business Combination, there can be no assurance that an active market for the shares issuable upon exercise of the New Warrants will exist. Investors may have difficulty buying or selling these securities, may be unable to obtain market quotations, and the price of such securities could be adversely affected by our financial performance, the business and prospects of the counterparty in the Proposed Business Combination, industry conditions, or general market factors.

Investors will be required to represent that they are acquiring the New Warrants, and any shares issuable upon exercise of the New Warrants for investment purposes only, not with a view to distribution or resale, and that they can bear the economic risk of an indefinite investment, including the risk of total loss. The New Warrants, and underlying shares are not registered under the Securities Act of 1933, as amended, or applicable state securities laws, and cannot be resold unless registered or an exemption is available.

Conflicts of interest may exist because an associated person of the Warrant Solicitation Agent is a significant stockholder of the Company and Affiliates of the Warrant Solicitation Agent may participate in this transaction.

An associated person of the Warrant Solicitation Agent (the “Associated Person”) is a significant beneficial owner of the Company’s equity securities, as disclosed in a Schedule 13D filed with the U.S. Securities and Exchange Commission on April 10, 2025 (the “13D Filing”). As a result of this ownership position, the Warrant Solicitation Agent, the Associated Person and their respective Affiliates may have interests that differ from those of the other holders of Existing Warrants, which create actual or perceived conflicts of interest.

In addition, the Associated Person and Affiliates of the Warrant Solicitation Agent may participate in the transaction as they are holders of Existing Warrants and therefore will have economic interests as investors that may differ from, or be in conflict with, those of other holders of Existing Warrants. These conflicts of interest may influence, or be perceived to influence, the Warrant Solicitation Agent’s recommendations, as well as future financings or strategic transactions.

Our proposed business combination transaction with GH Power Inc. poses additional risks which make an investment in this offering difficult to evaluate.

The Company’s proposed business combination with GH Power Inc. (the “Proposed Business Combination”) is subject to a number of closing conditions, including, among others, the effectiveness of a Form F-4 Registration Statement, the successful completion of a $15 million PIPE Investment (as defined below) and approval by the stockholders of the Company and GH Power Inc. There can be no assurance that the Proposed Business Combination will be consummated or that it will be consummated on the terms currently contemplated. If the Proposed Business Combination is not completed, there may be significant consequences for investors, including the risk that the Company may not have a viable business to operate moving forward and that the New Warrants may have no value. Any changes to the terms of the Proposed Business Combination may also have adverse consequences to investors. Investors should only invest if they can bear the risk of losing their entire investment and should not rely on liquidity in these securities. See also “No PIPE Investment Has Been Secured in Connection with the Business Combination Agreement, and Any Future PIPE Investment May Be Highly Dilutive or, if Not Obtained, May Prevent Closing or Leave Pubco Without Sufficient Capital” below.

Following the consummation of the Proposed Business Combination, the market price of our securities may be volatile or may not appreciate as expected.

If the Proposed Business Combination is consummated, the market price of the Company’s securities (or those of the combined company) could experience significant volatility or may fail to appreciate as expected. Any such volatility or lack of appreciation could adversely affect the returns ultimately received by investors in this offering. The market price of the Company’s securities following the Proposed Business Combination may be affected by a variety of factors, including the success of the combined company’s operations, investor perception of the transaction, industry conditions, and general economic and market conditions. Investors should not invest in this Offering based on the assumption or expectation that the Proposed Business Combination will be consummated or that it will result in any particular valuation or trading price.

Limited Information Regarding the Proposed Business Combination

Investors in this offering have received only a preliminary summary of certain terms of the Proposed Business Combination and certain related transactions. Such summary is preliminary in nature, is not complete, is subject to change and does not purport to contain all information that an investor may consider important in making an investment decision, including, without limitation, detailed financial or other information regarding GH Power Inc. and information regarding related or concurrent financing transactions that remain subject to ongoing negotiations. In addition, the Company may not possess or have access to certain information regarding GH Power, Inc. and certain information may be unavailable for disclosure due to applicable law, contractual restrictions or confidentiality obligations. As a result, investors are being asked to make an investment decision based on limited information, and additional information that becomes available, whether prior to or following the execution of definitive agreements or the public announcement of the Proposed Business Combination, may be materially different from, or inconsistent with, the information previously provided.

Accordingly, an investment in the Securities involves a high degree of uncertainty with respect to the Proposed Business Combination, including with respect to its terms, structure, timing, the financial condition and prospects of GH Power Inc. and the likelihood of consummation of the Proposed Business Combination. There can be no assurance that the Proposed Business Combination will be consummated on the terms currently contemplated, or at all, and investors may be required to bear the economic risk of their investment for an indefinite period.

No PIPE Investment Has Been Secured in Connection with the Business Combination Agreement, and Any Future PIPE Investment May Be Highly Dilutive or, if Not Obtained, May Prevent Closing or Leave Pubco Without Sufficient Capital

As noted above, the successful completion of a PIPE investment in the minimum amount of $15 million (the “PIPE Investment”) is a condition to the consummation of the Proposed Business Combination. At this time, no specific terms of the PIPE Investment have been signed or committed in connection with the Business Combination Agreement. There can be no assurance that GH Power, Inc. or the Company will be able to secure a PIPE Investment prior to the closing of the Proposed Business Combination.

If a PIPE Investment is entered into prior to or in connection with the closing of the Proposed Business Combination, the terms of such investment may be highly dilutive to existing shareholders and could adversely affect the market price of the securities of the combined company (hereinafter, “Pubco”). PIPE investments of this nature frequently include features such as warrant coverage, price protection mechanisms (including adjustments based on the volume-weighted average price of common shares and anti-dilution adjustments upon the issuance of equity securities below the applicable exercise price), and provisions for the issuance of additional warrants or securities upon the occurrence of certain events. Such features could result in a reduction in exercise prices, the issuance of additional shares, and significant dilution to existing shareholders, which do not include any comparable or other price protection provisions. The significant warrant coverage and price protection provisions that may be included in a PIPE Investment may also create an overhang in the market for Pubco’s common shares, could incentivize PIPE investors to sell shares in a manner that adversely affects the trading price of Pubco’s securities and may limit Pubco’s ability to raise additional capital on favorable terms, or at all. Because any such PIPE Investment would be expected to close immediately prior to or concurrently with the closing of the Proposed Business Combination, and the securities issued thereunder would convert into Pubco securities at closing, the dilutive impact of such investment would be realized concurrently with the completion of the Proposed Business Combination, which may negatively impact the value of Pubco’s securities held by existing shareholders.

If no PIPE Investment is secured, such condition to closing would not be satisfied, and the Proposed Business Combination may not be consummated unless such condition is waived by the applicable parties. There can be no assurance that any PIPE Investment will be obtained on acceptable terms, or at all. If the parties to the Business Combination Agreement elect to waive the PIPE Investment condition and proceed to close without a PIPE Investment (or with a PIPE Investment in an amount less than the anticipated minimum of $15 Million), Pubco may have significantly less cash available than expected at closing. In such circumstances, Pubco may not have sufficient liquidity to execute its business plan, meet its obligations as they come due, or pursue growth opportunities, and may be required to seek additional financing on unfavorable terms, or at all. In addition, if the PIPE Investment is not completed or is completed for less than the minimum amount, investors may view the Proposed Business Combination less favorably, which is likely to negatively impact the market price and trading liquidity of Pubco’s securities.